Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit 10.1

FIRST AMENDMENT TO THE

CD71 CO-DEVELOPMENT AND LICENSE AGREEMENT

This First Amendment (the “Amendment”) to the CD7l Co-Development and License Agreement dated April 21, 2016 (the “Agreement”) by and between CytomX Therapeutics, Inc., a corporation organized under the laws of Delaware (“Licensor”) and AbbVie Ireland Unlimited Company, an unlimited company organized under the laws of Ireland (“AbbVie”) is effective as of October 5, 2016. Licensor and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, AbbVie and Licensor entered into the Agreement pertaining to the Development and Commercialization of certain CD71 PDCs and Licensed Products;

WHEREAS, under the Agreement, AbbVie has granted Licensor a sublicense under the SGEN IP to Develop and Manufacture certain CD71 PDCs and Licensed Products subject to the terms and conditions of the SGEN Agreement;

WHEREAS, under the provisions of the Agreement, AbbVie may amend or modify the SGEN Agreement to permit SGEN to use Restricted CD71 Antibodies conjugated to a payload with a linker for internal research purposes;

WHEREAS, AbbVie and Licensor desire to mutually agree and clarify the activities permitted to SGEN under Section 11.3.2 of the Agreement; and

WHEREAS, AbbVie and Licensor also desire to mutually agree and clarify that the SGEN Agreement relates to antibodies directed to selected targets that are conjugated to a payload with a linker, and activities related thereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Any capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement.

2.Section 11.3.2 of the Agreement is deleted in its entirety and replaced with the following:

11.3.2 During the Term, neither AbbVie nor any of its Affiliates shall (a) commit any acts or permitting the occurrence of any omissions that would cause the breach or termination of the SGEN Agreement, or (b) amending or otherwise modifying or permitting to be amended or modified, the SGEN Agreement, where such amendment or modification would materially affect the rights granted to Licensor hereunder; provided, however, that the foregoing covenant shall not apply (i) if the Lead First CD71 PDC has not met the Preclinical POC Success Criteria, the CD71 GLP Tox Success Criteria or the CD71 IND Success Criteria, in each case by the applicable deadline, and AbbVie (in its sole discretion)

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

has not elected to proceed with the Lead First CD71 PDC, or if the Lead First CD71 PDC is otherwise no longer being pursued under this Agreement, or (ii) to any amendment or modification of the SGEN Agreement, or any waiver of any terms or conditions thereto, permitting SGEN or its Affiliates to use Restricted CD71 Antibodies conjugated to a payload with a linker, but solely as control reagents (both positive or negative controls) for (A) assays for research purposes and [***]. As of the Effective Date, none of AbbVie, its Affiliates and, to the best of their Knowledge, any Third Party is in breach of the SGEN Agreement. No party to the SGEN Agreement has threatened to terminate, or has otherwise alleged any material breach under, such agreement. The SGEN Agreement is in full force and effect in accordance with its terms. As of the Effective Date, AbbVie has nominated CD7l as a target under the SGEN Agreement.

3.Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures. This Amendment is the product of both of the Parties hereto and that, in the event of a dispute over its interpretation, the language of this Amendment will not be construed against one Party in favor of the other. This Amendment together with the Agreement constitutes the entire agreement between such Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein. From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

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[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its authorized representative in its name and on its behalf.

CYTOMX THERAPEUTICS, INC.		ABBVIE IRELAND UNLIMITED COMPANY

By:	/s/ Cynthia Ladd	By:	/s/ William J. Chase

Name:	Cynthia Ladd	Name:	William J. Chase

Title:	SVP, General Counsel	Title:	Director

Date:	10/5/16	Date:	10/5/16

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.